Exhibit 5.2

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

May 17, 2016

Gulf Power Company
One Energy Place
Pensacola, Florida 32520

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Gulf Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2016 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that:

1.The Company is validly existing as a corporation under the laws of the State of Florida and has due corporate power to create the obligations arising under the Senior Notes and the Junior Subordinated Notes.

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May 17, 2016

2.With respect to any series of Senior Notes or Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the entry into the Subordinated Note Indenture and the issuance, sale and terms of such series of Senior Notes or Junior Subordinated Notes and related matters in accordance with laws of State of Florida and the Company’s amended and restated Articles of Incorporation, as heretofore amended, and Bylaws, such Senior Notes or Junior Subordinated Notes will have been duly authorized by all necessary corporate action on the part of the Company.

3.Upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Florida Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or Senior Notes, as applicable, have been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I and, with respect to matters of Florida law, we have relied on the opinion of Beggs & Lane, a Registered Limited Liability Partnership attached hereto as Annex II.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

May 17, 2016

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York and the State of Florida.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No:: 79442.000002

May 17, 2016

Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2016 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Class A Preferred Stock to be issued by Gulf Power Company (the “Company”), (2) Preference Stock to be issued by the Company, (3) Senior Notes (the “Senior Notes”) to be issued by the Company and (4) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), as trustee (the “Senior Note Indenture Trustee”) and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture to be entered into between the Company and the trustee named in the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Troutman Sanders LLP
May 17, 2016

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in an appropriate order of the Florida Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the laws of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In addition, Beggs & Lane, a Registered Limited Liability Partnership, may rely on this opinion with respect to matters of New York law in connection with the delivery of its opinion to be attached as an annex to your opinion. In

Troutman Sanders LLP
May 17, 2016

giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP

13934/13937/08408

Annex II

E. Dixie Beggs 1908-2001 Bert H. Lane 1917 -1981	Post Office Box 12950 Pensacola, Florida 32591-2950 Telephone (850) 432-2451 Fax (850 432-3331

May 17, 2016

Troutman Sanders LLP
600 Peachtree Street
Suite 5200
Atlanta, Georgia 30308
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as general counsel to Gulf Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2016 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.
In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.
We are of the opinion that:
1.The Company is validly existing as a corporation under the laws of the State of Florida and has due corporate power to create the obligations arising under the Senior Notes and the Junior Subordinated Notes.

501 Commendencia Street
Pensacola, Florida 32520

May 17, 2016

2.With respect to any series of Senior Notes or Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the entry into the Subordinated Note Indenture and the issuance, sale and terms of such series of Senior Notes or Junior Subordinated Notes and related matters in accordance with laws of State of Florida and the Company’s amended and restated Articles of Incorporation, as heretofore amended, and Bylaws, such Senior Notes or Junior Subordinated Notes will have been duly authorized by all necessary corporate action on the part of the Company.

3.Upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Florida Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or Senior Notes, as applicable, have been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached to your opinion as Annex I.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
We are members of the Florida Bar and we do not express any opinion herein concerning any law other than the laws of the State of Florida and, to the extent set forth herein, the laws of the State of New York.
This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within

May 17, 2016

the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

Very truly yours,

/s/Beggs & Lane